CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Pre-effective Amendment No. 3 to the Registration Statement on Form N-2 filed by RMK Strategic Income Fund, Inc. (the "Fund") of our report dated March 12, 2004, relating to the financial statement of the Fund, which appears in such Registration Statement. We also consent to the references to us under the headings "Financial Statement" and "Independent Accountants" in such Registration Statement.


                                            /s/ PricewaterhouseCoopers LLP


Memphis, Tennessee
March 16, 2004